UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2016

Resource Capital Corp.
(Exact name of registrant as specified in its charter)

Maryland	1-32733	20-2287134
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

712 Fifth Avenue, 12th Floor New York, NY		10019
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: 212-974-1708
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
The information set forth in Item 2.01 is incorporated by reference herein.
On August 4, 2016, in connection with the previously announced sale of 100% of the membership interests in Northport, Northport amended and restated its senior secured revolving credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, originally entered into on September 18, 2014 (the “Original Credit Agreement”) to, among other things, remove the Resource Capital Corp. (the “Company”) as guarantor of Northport’s obligations under the Original Credit Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets
On August 4, 2016, NEW NP, LLC (“Seller”), an indirect wholly-owned subsidiary of the Company, consummated the previously announced sale of 100% of the membership interests in Northport TRS, LLC (“Northport”), the Company’s middle market loan business and an indirect wholly-owned subsidiary of the Company, to CVC Credit Partners U.S. Lending I, L.P. (“Purchaser”), an investment vehicle managed by CVC Credit Partners, LLC that includes a private investment fund managed by Coller Investment Management Limited as limited partner. An indirect wholly-owned subsidiary of Resource America, Inc. (“Resource”) is the manager of the Company and Resource owns a 24% interest in CVC Credit Partners, L.P., an affiliate of the general partner and manager of the Purchaser.
The aggregate consideration that Seller received upon closing was approximately $247 million, subject to certain post-closing adjustments. The consideration was calculated by multiplying the unpaid principal balance of each loan held by Northport in which Northport did not grant a participation interest to Seller by a “UPB Factor” and an “Adjustment Factor” (each negotiated by the Company, Seller and Purchaser) for each such loan, adding accrued interest and fees and subtracting accrued payables for the loans to such aggregate amount for all such loans. The closing payment made to Seller was net of the repayment amount of an intercompany loan to Northport, amounts due or paid by Northport under the Original Credit Agreement and certain fees associated with consummating the transaction.
The information set forth in the Company’s Current Report on Form 8-K filed August 5, 2016 is hereby incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(b) Pro Forma Financial Information
The pro forma financial information required under Item 9.01(b) in connection with the disposition described in Item 2.01 herein is furnished as Exhibit 99.1 and incorporated by reference herein. Included herein as Exhibit 99.1 to this Current Report on Form 8-K is the following pro forma financial information:

•	Unaudited Pro Forma Condensed Consolidated Balance sheet as of June 30, 2016;

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2016;

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2015;

•	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.
(d) Exhibits

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Resource Capital Corp.
.

SIGNATURE(S)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource Capital Corp.
/s/ David J. Bryant
Date:	August 10, 2016	David J. Bryant Chief Financial Officer